UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

REED’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32501	35-2177773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Merritt 7 Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 997-3337

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
None	REED	N/A

* The registrant’s common stock, $0.0001 par value, is quoted over-the-counter on OTCQX Best Market under the trading symbol “REED”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 29, 2025, D&D Source of Life Holding Ltd., a stockholder of Reed’s, Inc. (the “Company”) owning at such time approximately 52.8% of the Company’s outstanding shares of voting capital stock, authorized by written consent in lieu of a meeting the granting of discretionary authority to the Board of Directors of the Company (the “Board”) to amend the Company’s certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a ratio of not less than 1-for-3 and not greater than 1-for-9, inclusive, without a corresponding decrease to the Company’s authorized shares of Common Stock (the “Reverse Stock Split”). On September 30, 2025, the Company filed a preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Reverse Stock Split. The Company intends to prepare and file a definitive Information Statement on Schedule 14C (the “DEF 14C”) with the SEC. The Reverse Stock Split will become effective on the date that the certificate of amendment to the Charter reflecting the Reverse Stock Split is filed with the Secretary of State of the State of Delaware (or a later date specified therein), which may be no earlier than 20 calendar days after the DEF 14C is filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reed’s, Inc.

Date: October 2, 2025	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer